EXHIBIT 99

D&E COMMUNICATIONS, INC. FOR IMMEDIATE RELEASE November 24, 2003	NEWS RELEASE CONTACT PERSON: W. Garth Sprecher (717) 738-8304

D&E Communications To Launch Digital Television Service

In Union County, PA

Company To Offer “Triple Play”: Voice, Data, Video Services Through Single Line

EPHRATA, PA – D&E Communications, Inc. (Nasdaq : DECC) plans to introduce a new digital entertainment service to parts of Union County, PA, by adding television programming to the telephone and high-speed Internet access provided over the company’s network.

D&E TV will offer customers more than 100 channels of movies, sports, news, entertainment, local and educational programming and digital music. Delivered by DSL (Digital Subscriber Line) technology, the service will be available in certain areas of Lewisburg, Mifflinburg and other municipalities in Union County, based on proximity to the company’s facilities. D&E plans to offer this service to a selected test market in December, followed by a gradual rollout to customers early in 2004.

“This new service will offer a number of advantages to our customers. First, it provides an additional choice of television service for people in Union County, with high-quality digital programming and a wide selection of channels,” said G. William Ruhl, Chief Executive Officer of D&E. “Second, it offers convenience. We take care of the installation, setting up the service for the customer’s existing TV and computer. Customers also can rely on a single company to provide telephone, Internet access and TV programming.”

In addition to saving money by buying “bundled” communication packages that include both high-speed Internet and TV, customers will be able to make use of convenient features created by integrating these services. For example, Caller ID and Voice Mail notices can be flashed on the TV screen, so viewers can decide whether or not to take a call or if a message needs to be returned.

D&E also provides cable TV service in State College, PA. D&E TV in Lewisburg is a trial deployment of technology that allows the company to provide video services through existing telephone lines. The company is investing approximately $2 million to upgrade its network to provide the new digital entertainment service. After evaluating results of the Union County trial, D&E will determine whether to expand the service to more of its markets.

“Offering television programming in the Lewisburg area is a natural expansion of our company’s capabilities,” Ruhl said. “It is also indicative of the trend we see in the communications industry, where voice, data and video – which have been separate technologies – are beginning to converge. As an integrated communications provider, it is our goal to offer our customers as many services as possible, to fulfill all their communications needs.”

D&E provides telecommunication services to more than 175,000 lines in central and eastern Pennsylvania. Founded in 1911 and based in Lancaster County, D&E is the nation’s 19th-largest independent telephone company and also offers long distance, Internet and voice and data network systems integration services. The Technology Council of Central Pennsylvania named D&E as its 2002 Technology Company of the Year, and the Central Penn Business Journal recently ranked it as the region’s second-fastest-growing company. For more information, visit www.decommunications.com.

This press release may contain forward-looking statements. These statements are based upon the current beliefs and expectations of D&E’s management concerning the development of our business, are not guarantees of future performance and involve a number of risks, uncertainties, and other important factors that could cause actual developments and results to differ materially from our expectations. These include factors that we have indicated could adversely affect our business and financial performance contained in our past and future filings and reports, including those filed with the United States Securities and Exchange Commission. D&E undertakes no obligation to revise or update its forward-looking statements whether as a result of new information, future events, or otherwise.